Exhibit 3.1

Nevada

1

2

Certificate of Amendment

3

Certificate of Amendment

4

Cetificate of Amendment

5

6

Certificate of Amendment

7

Certificate of Designation

8

Unanimous Written Consent

9

Certificate of Designation

10

Certificate of Designation

11

Certificate of Designation

12

Unanimous Written Consent

13

Certificate of Revival

14

15

16

Certificate of Designation

17

Certificate of Resignation

18

19

20

21

22

23

24

25

26

27

28

29

30

Notice of Conversion

31

Certificate of Amendment

32

Certificate of Amendment

33

Certificate of Amendment

34

35

36

Articles of Incorporation 2006

37

38

39

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

01/20/2021 11:39:44 AM

Work Order Number: W2021012000734 - 1069872
Reference Number: 20211178659
Through Date: 01/20/2021 11:39:44 AM
Corporate Name: Hanjiao Group, Inc.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20200909738	Amendment After Issuance of Stock - 09/14/2020	1
20200791674	Amendment After Issuance of Stock - 07/16/2020	3
20180431039-71	Amendment - 10/01/2018	1
20180421070-55	Certificate of Designation - 09/25/2018	6
20180411167-01	Certificate of Revival - 09/19/2018	3
20090385407-58	Certificate of Designation - 05/01/2009	15
20090381561-45	Amendment - 04/30/2009	1
20090289774-58	Amendment - 03/25/2009	4
20060381946-39	Articles of Incorporation - 06/15/2006	3

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified By: Electronically Certified
Certificate Number: B202101211366637
You may verify this certificate
online at http://www.nvsos.gov

Respectfully,

BARBARA K. CEGAVSKE
Nevada Secretary of State

Filed in the Office of	Business Number E0447522006-1
Barbara K. Cegavske Secretary of State State Of Nevada	Filing Number 20200909738
	Filed On 9/14/2020 12:47:00 PM
	Number of Pages 1

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

AS Capital, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I shall be removed and replaced with the following:
The name of the corporation shall be Hanjiao Group, Inc. (the "Corporation").

Article VIII shall be removed and replaced with the following:
The Corporation expressly elects not to be governed by or be subject to the provisions of Sections 78.378 through 78.3793 and 78.411 to 78.444 of the Nevada Revised Statutes or any similar or successor statutes adopted by any state which may be deemed to apply to the Corporation from time to time.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 75.2%

4. Effective date and time of filing: (optional) Date: October 5, 2020 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X *Tsan Yeang Yang*

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number E0447522006-1
Barbara K. Cegavske (signature)	Filing Number 20200791674
Secretary of State State Of Nevada	Filed On 7/16/2020 12:49:00 PM
	Number of Pages 3

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: AS Capital, Inc. Entity or Nevada Business Identification Number (NVID): E0447522006-1
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______ The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 76.6%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: ______ Jurisdiction of formation: ______ Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) ______ * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: August 11, 2020 Time:

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☒ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added. Text
- ☐ Articles have been deleted.
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

The first sentence of Article IV shall be removed and replaced with the following:

(attach additional page(s) if necessary)

6. Signature: (Required)

X [signature] — Signature of Officer or Authorized Signer — Title: Chief Executive Officer

X ______________ — Signature of Officer or Authorized Signer — Title: ______________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

The first sentence of Article IV shall be removed and replaced with the following:

The aggregate number of shares that the Corporation will have authority to issue is Five Hundred Ten Million (510,000,000) shares with Five Hundred Million (500,000,000) be issued as Common Stock, with a par value of $ 0.0001 per share, and Ten Million (10,000,000) issued as Preferred stock with a par value of $ 0.0001 per share.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0447522006-1
Barbara K. Cegavske	Filing Number 20180431039-71
Secretary of State State Of Nevada	Filed On 10/01/2018
	Number of Pages 1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Rincon Group, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

IT IS RESOLVED, that the Corporation is hereby authorized to amend its Articles of Incorporation to effect a 10:1 reverse stock split of its COMMON stock without decreasing the Corporations authorized number of shares of COMMON stock.

IN ADDITION it is authorized to effect a 1,000:1 reverse stock split of its SERIES A CONVERTIBLE PREFERRED STOCK decreasing those shares to a total authorized of 1,000 post reverse.
All other classes of stock are to remain the same.
Article I shall read
The name of the corporation shall be AS Capital, Inc. (the "Corporation").

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 99

4. Effective date and time of filing: (optional) Date: Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

150103

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation

(PURSUANT TO NRS 78.1955)

Filed in the Office of	Business Number E0447522006-1
Barbara K. Cegavske	Filing Number 20180421070-55
Secretary of State State Of Nevada	Filed On 09/25/2018
	Number of Pages 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

RINEON GROUP, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

IT IS HEREBY RESOLVED, the Corporation is authorized to issue 10,000,000 shares of Preferred Stock with a par value of $0.00001 with the shares being designated as follows:

1,000,000 shares as "Convertible Preferred Series A Stock"; Conversion rights 1 common for every 12,000 held, with voting rights that must be voted as a class no rights on normal votes.

3,000,000 shares as "Convertible Preferred Series B Stock;. with No voting rights, and conversion rights of 1,000 shares for every one share of Series B held.

1,000,000 shares as "Convertible Preferred Series C Stock"; with 100,000 votes for every share held, and conversion into common at 1:1 for every share of Series C held.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Rineon Group, Inc..

Unanimous Written Consent
Of Board Of Directors
In Lieu of Special Meeting

The undersigned, being the sole director of Rineon Group, Inc. , a Nevada corporation (the "Corporation"), hereby waives the calling of holding of a meeting of the board of directors of the Corporation (the "Board"), consents in writing as of August 11, 2018 to the following actions.

WHEREAS, the Corporation is moving forward with its' restructuring:

IT IS HEREBY RESOLVED, the Corporation is authorized to issue 10,000,000 shares of Preferred Stock with a par value of $.00001 with the shares being designated as follows:

1,000,000 shares as *"Series A Convertible Preferred Stock";*
25,000 shares as *"Series B Preferred Stock;.*
1,000,000 shares as *"Series C Preferred Stock";*

FURTHER RESOLVED that the officers of the Corporation be and hereby are authorized, empowered and directed to take any and all actions to execute, deliver and file and all agreements, instruments and documents as the officer or officers so acting shall determine to be necessary to appropriate to consummate the transactions contemplated by the forgoing resolution. The taking of such action to be conclusive evidence that the same was deemed to be necessary or appropriate and was authorized hereby.

IN WITNESS WHEREOF, he undersigned being all the directors of Rineon Group, Inc.. have executed this Consent as of the day and year first written above.

/s/James Clark
James Clark,
Interim CEO

CERTIFICATE OF DESIGNATION
OF
RINEON GROUP, INC..
ESTABLISHING THE DESIGNATIONS, PREFERENCES,
LIMITATIONS AND RELATIVE RIGHTS OF ITS
SERIES A CONVERTIBLE PREFERRED STOCK

Pursuant to Section 78.1955 of the Nevada General Corporation Law, Rineon Group, Inc.., a corporation organized and existing under the Nevada General Corporation Law (the "Company"),

DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 78.1955 of the Nevada General Corporation Law, the Board of Directors, by unanimous written consent of all members of the Board of Directors on August 11, 2018, duly adopted a resolution providing for the issuance of Series A Convertible Preferred Stock, which resolution is and reads as follows:

RESOLVED, that pursuant to the authority expressly granted to and invested in the Board of Directors of Rineon Group, Inc.. (the "Company") by the provisions of the Certificate of Incorporation of the Company, as amended, a series of the preferred stock, par value $.00001 per share, of the Company be, and it hereby is, established; and

FURTHER RESOLVED, that the series of preferred stock of the Company be, and it hereby is, given the distinctive designation of "Series B Convertible Preferred Stock"; and

FURTHER RESOLVED, that the Series A Convertible Preferred Stock shall consist of One Million (1,000,000) shares; and

FURTHER RESOLVED, that the Series A Convertible Preferred Stock shall have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below:

Section 1. DESIGNATION OF SERIES; RANK. The shares of such series shall be designated as the " Series A Convertible Preferred Stock" (the "Preferred Stock") and the number of shares initially constituting such series shall be up to one million shares.

Section 2. DIVIDENDS. The holders of Preferred Stock shall not be entitled to receive dividends paid on the Common Stock.

Section 3. LIQUIDATION PREFERENCE. The holders of Preferred Stock shall not be entitled to any liquidation preference.

Section 4. VOTING RIGHTS The holders of the Preferred Stock will have the voting rights as described in this Section 4 or as required by law. For so long as any shares of the Preferred Stock remain issued and outstanding, the holders shall only have rights to vote on matters pertaining to the Series A Convertible Preferred Stock, they will have no voting rights on matters presented to the Common stockholders.

Section 5. CONVERSION RIGHTS. The shares of Preferred Stock shall be convertible into Common stock at a ratio of 1 Common share for every Twelve Thousand (12,000) shares of Preferred Stock Held. Conversion shall be restricted to not allow shareholder that is converting (the "Convertor") to end up with a resultant amount of shares that exceeds 4.95% of the resultant issued and outstanding shares of common stock in the Corporation post conversion.

Section 6. REDEMPTION RIGHTS. The shares of Preferred Stock shall have no redemption rights.

Section 7. NOTICES. Any notice required hereby to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

IN WITNESS WHEREOF, the Company has caused this statement to be duly executed by its Chief Executive Officer as of the day and year first written above.

Rineon Group, Inc..

/s/ James Clark
James Clark
Interim CEO

CERTIFICATE OF DESIGNATION
OF
RINEON GROUP, INC..
ESTABLISHING THE DESIGNATIONS, PREFERENCES,
LIMITATIONS AND RELATIVE RIGHTS OF ITS
SERIES B PREFERRED STOCK

Pursuant to Section 78.1955 of the Nevada General Corporation Law, Rineon Group, Inc.., a corporation organized and existing under the Nevada General Corporation Law (the "Company"),

DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 78.1955 of the Nevada General Corporation Law, the Board of Directors, by unanimous written consent of all members of the Board of Directors on August 11, 2018, duly adopted a resolution providing for the issuance of Series B Preferred Stock, which resolution is and reads as follows:

RESOLVED, that pursuant to the authority expressly granted to and invested in the Board of Directors of Rineon Group, Inc.. (the "Company") by the provisions of the Certificate of Incorporation of the Company, as amended, a series of the preferred stock, par value $.00001 per share, of the Company be, and it hereby is, established; and

FURTHER RESOLVED, that the series of preferred stock of the Company be, and it hereby is, given the distinctive designation of "Series B Preferred Stock"; and

FURTHER RESOLVED, that the Series B Preferred Stock shall consist of Twenty Five Thousand (25,000) shares; and

FURTHER RESOLVED, that the Series B Preferred Stock shall have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below:

Section 1. DESIGNATION OF SERIES; RANK. The shares of such series shall be designated as the "Series B Preferred Stock" (the "Preferred Stock") and the number of shares initially constituting such series shall be up to one million shares.

Section 2. DIVIDENDS. The holders of Preferred Stock shall not be entitled to receive dividends paid on the Common Stock.

Section 3. LIQUIDATION PREFERENCE. The holders of Preferred Stock shall not be entitled to any liquidation preference.

Section 4. VOTING RIGHTS The holders of the Preferred Stock will have the voting rights as described in this Section 4 or as required by law. For so long as any shares of the Preferred Stock remain issued and outstanding, the holders shall have no voting rights per every share of Preferred Stock held.

Section 5. CONVERSION RIGHTS. Each one (1) share of Series B Preferred Stock shall be convertible into One Thousand (1,000) shares of Common stock, with the restriction that the conversion will only be allowed if the converting shareholder does not end up with a resultant number of common shares in excess of 4.95% of the issued and outstanding shares of Common stock in the Corporation based upon post conversion numbers.

Section 6. REDEMPTION RIGHTS. The shares of Preferred Stock shall have no redemption rights.

Section 7. NOTICES. Any notice required hereby to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

IN WITNESS WHEREOF, the Company has caused this statement to be duly executed by its Chief Executive Officer as of the day and year first written above.

Rineon Group, Inc..

/s/ James Clark
James Clark
Interim CEO

CERTIFICATE OF DESIGNATIONOF

RINEON GROUP, INC.,
ESTABLISHING THE DESIGNATIONS, PREFERENCES,
LIMITATIONS AND RELATIVE RIGHTS OF ITS
SERIES C PREFERRED STOCK

Pursuant to Section 78.1955 of the Nevada General Corporation Law, Rineon Group, Inc.., a corporation organized and existing under the Nevada General Corporation Law (the "Company"),

DOES HEREBY CERTIFY that pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 78.1955 of the Nevada General Corporation Law, the Board of Directors, by unanimous written consent of all members of the Board of Directors on August 11, 2018, duly adopted a resolution providing for the issuance of Series C Preferred Stock, which resolution is and reads as follows:

RESOLVED, that pursuant to the authority expressly granted to and invested in the Board of Directors of Rineon Group, Inc.. (the "Company") by the provisions of the Certificate of Incorporation of the Company, as amended, a series of the preferred stock, par value $.00001 per share, of the Company be, and it hereby is, established; and

FURTHER RESOLVED, that the series of preferred stock of the Company be, and it hereby is, given the distinctive designation of "Series C Preferred Stock"; and

FURTHER RESOLVED, that the Series C Preferred Stock shall consist of one million (1,000,000) shares; and

FURTHER RESOLVED, that the Series C Preferred Stock shall have the powers and preferences, and the relative, participating, optional and other rights, and the qualifications, limitations, and restrictions thereon set forth below:

Section 1. DESIGNATION OF SERIES; RANK. The shares of such series shall be designated as the "Series C Preferred Stock" (the "Preferred Stock") and the number of shares initially constituting such series shall be up to one million shares.

Section 2. DIVIDENDS. The holders of Series C Preferred Stock shall not be entitled to receive dividends paid on the Common Stock.

Section 3. LIQUIDATION PREFERENCE. The holders of Series C Preferred Stock shall not be entitled to any liquidation preference.

Section 4. VOTING RIGHTS The holders of the Series C Preferred Stock will have the voting rights as described in this Section 4 or as required by law. For so long as any shares of the Series C Preferred Stock remain issued and outstanding, the holders shall have one hundred thousand (100,000) votes per every one (1) share of Series C Preferred Stock held in matters brought before the common shareholders of the Corporation.

Section 5. CONVERSION RIGHTS. The shares of Series C Preferred Stock shall be convertible into Common stock at a conversion rate of One Million (1,000,000) Preferred Shares into one (1) share of Common Stock of the Company.

Section 6. REDEMPTION RIGHTS. The shares of Preferred Stock shall have no redemption rights.

Section 7. NOTICES. Any notice required hereby to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

IN WITNESS WHEREOF, the Company has caused this statement to be duly executed by its Chief Executive Officer of the day and year first written above.

Rineon Group, Inc

/s/ James Clark
James Clark
Interrim CEO

Rineon Group, Inc..

Unanimous Written Consent
Of Board Of Directors
In Lieu of Special Meeting

The undersigned, who constitute the entire Board of Directors of Rineon Group, Inc. , a Nevada corporation (the "Corporation"), hereby waives the calling of holding of a meeting of the board of directors of the Corporation (the "Board"), consents in writing as of this August 11, 2018 to the following actions and directs that this unanimous written acting pursuant to the Bylaws of the Corporation, and pursuant to the Laws of the State of Nevada, hereby adopt and approve the recitals and resolutions set forth below by this written resolution, which shall have the same force and effect as if adopted and approved at a duly held meeting.

I. With Respect to the Issuance of Preferred Series C securities

WHEREAS IT IS RESOLVED, the Corporation has agreed to issue the following shares to XRC, LLC. in exchange for payments made on behalf of the company to revive and get current.

- 964,000 shares of Series A Convertible Preferred Stock to XRC, LLC.
- 1,000,000 shares of Series C Preferred Stock to XRC, LLC.

FURTHER RESOLVED that the officers of the Corporation be and hereby are authorized, empowered and directed to take any and all actions to execute, deliver and file and all agreements, instruments and documents as the officer or officers so acting shall determine to be necessary to appropriate to consummate the transactions contemplated by the forgoing resolution. The taking of such action to be conclusive evidence that the same was deemed to be necessary or appropriate and was authorized hereby.

Witness our Signatures to be effective as of the day and year first written above.

Rineon Group, Inc..

/s/ James Clark
James Clark,
Interim CEO

170104

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Revival

(PURSUANT TO NRS 78.730 AND 81.010)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Filed in the Office of	Business Number E0447522006-1
Barbara K. Cegavske	Filing Number 20180411167-01
Secretary of State State Of Nevada	Filed On 09/19/2018
	Number of Pages 3

Certificate of Revival for a Nevada Corporation

(For Corporations Governed by NRS 78.730 and 81.010)

1. Name of corporation:

RINEON GROUP, INC.

2. Registered Agent for service of process: (check only one box)

[X] Commercial Registered Agent: IncSmart.biz, Inc.
Name

[ ] Noncommercial Registered Agent (name and address below)

[ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address — City — NEVADA — Zip Code

Mailing Address (if different from street address) — City — NEVADA — Zip Code

3. Date when revival of charter is to commence or be effective, which may be before the date of the certificate:

08/20/2018
(month, day, year)

4. Indicate whether or not the revival is to be perpetual, and, if not perpetual, the time for which the revival is to continue. The corporation's existence shall be:

(PERPETUAL) or
(Time for which the revival is to continue)

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Revival

(PURSUANT TO NRS 78.730 AND 81.010)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5. Names and addresses of **President, Secretary, Treasurer and Directors:** (additional pages may be attached as necessary)

Chris Lotito
Name of **President** or equivalent

Address	City	State	Zip Code
3609 Hammerkop Drive	North Las Vegas	NV	89084

Chris Lotito
Name of **Secretary** or equivalent

Address	City	State	Zip Code
3609 Hammerkop Drive	North Las Vegas	NV	89084

Chris Lotito
Name of **Treasurer** or equivalent

Address	City	State	Zip Code
3609 Hammerkop Drive	North Las Vegas	NV	89084

Chris Lotito
Name of **Director**

Address	City	State	Zip Code
3609 Hammerkop Drive	North Las Vegas	NV	89084

Name of **Director**

Address	City	State	Zip Code

This form must be accompanied by appropriate fees

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Revival

(PURSUANT TO NRS 78.730 AND 81.010)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

6. The undersigned declare that the corporation desires to revive its corporate charter and is, or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapters 78 and/or 81.

7. Check one:

☒ The undersigned declare that they have obtained written consent of the stockholders of the corporation holding at least a majority of the voting power and that this consent was secured; furthermore, that they are the person(s) designated or appointed by the stockholders of the corporation to revive the corporation.

☐ The undersigned declare that they are the person(s) who have been designated by a majority of the directors in office to sign this certificate and that no stock has been issued. Membership approval not required under NRS 81.010(2).

I declare under the penalty of perjury that the revival has been authorized by a court of competent jurisdiction or by the duly elected board of directors of the entity or if the entity has no board of directors, its equivalent of such board.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X [signature] Interim CEO
Signature **Title**

X
Signature **Title**

A REGISTERED AGENT ACCEPTANCE *MUST* ACCOMPANY THIS CERTIFICATE

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0447522006-1
[signature]	Filing Number 20090385407-58
Secretary of State	Filed On 05/01/2009
State Of Nevada	Number of Pages 15

Certificate of Designation

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

RINEON GROUP INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

CERTIFICATE OF DESIGNATION,
PREFERENCES AND RIGHTS
of
SERIES A CONVERTIBLE PREFERRED STOCK
of
RINEON GROUP INC.
(Pursuant to Section 78.1955of the
Nevada Revised Statues Law)

RINEON GROUP INC. (formerly, Jupiter Resources, Inc.), a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), the certificate of incorporation of which was filed in the

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Designation
Revised: 7-1-08

CERTIFICATE OF DESIGNATION,
PREFERENCES AND RIGHTS
of
SERIES A CONVERTIBLE PREFERRED STOCK
of
RINEON GROUP INC.
(Pursuant to Section 78.1955of the
Nevada Revised Statues Law)

RINEON GROUP INC. (formerly, Jupiter Resources, Inc.), a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), the certificate of incorporation of which was filed in the office of the Secretary of State of Nevada on June 15, 2006 and amended on March 25, 2009, and as further amended on April 30, 2009, hereby certifies that the Board of Directors of the Corporation (the "Board of Directors" or the "Board"), pursuant to authority of the Board of Directors as required by Section 78.1955 of the Nevada Revised Statutes, and in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended and restated through the date hereof, has and hereby authorizes a series of the Corporation's previously authorized 10,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof, as follows:

I. DESIGNATION AND AMOUNT

The designation of this series, which consists of Thirty Six Thousand (36,000) shares of Preferred Stock, is the Series A referred Stock (the "Series A Preferred Stock") and the stated value amount shall be One Thousand Dollars ($1,000.00) per share (the "Stated Value ").

II. CERTAIN DEFINITIONS

Unless otherwise defined in this Certificate of Designations, all capitalized terms, when used herein, shall have the same meaning as is defined in the Preferred Stock Purchase Agreement. For purposes of this Certificate of Designation, in addition to the other terms defined herein, the following terms shall have the following meanings:

A "Affiliates" of any particular Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by or under common control with such Person. For purposes of this definition, " control " (including the terms " controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

B. "Bloomberg" shall mean Bloomberg, L.P. (or any successor to its function of reporting stock prices).

C. "Business Day" means any day, other than a Saturday or Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

D. "Business Combination" means any merger, consolidation or combination of the Corporation or any Subsidiary with or into any other corporation or entity, or any acquisition by the Corporation or any Subsidiary of all or substantially all the assets or securities of, or majority voting or

Corporation or any Subsidiary of all or substantially all the assets or securities of, or majority voting or economic interest in, any other corporation or other entity, or whether by merger, tender offer, asset purchase, stock purchase, or like combination or consolidation; ***provided, that*** such transaction shall not constitute a Sale of Control.

E. "Common Stock" means the common stock of the Corporation, par value $0.001 per share, together with any securities into which the common stock may be reclassified.

F. "Common Stock Deemed Outstanding" shall mean the number of shares of Common Stock actually outstanding (not including shares of Common Stock held in the treasury of the Corporation), plus (x) the maximum total number of shares of Common Stock issuable upon the exercise of the Options, as of the date of such issuance or grant of such Options, if any, and (y) the maximum total number of shares of Common Stock issuable upon conversion or exchange of Convertible Securities, as of the date of issuance of such Convertible Securities, if any.

G. "Conversion Date" means, for any Conversion, the date specified in the notice of conversion in the form attached hereto (the "Notice of Conversion"), so long as a copy of the Notice of Conversion is faxed, emailed or delivered by other means resulting in notice to the Corporation before 11:59 p.m., New York City time, on the Conversion Date indicated in the Notice of Conversion; *provided, however,* that if the Notice *of* Conversion is not so faxed, emailed or otherwise delivered before such time, then the Conversion Date shall be the date the Holder faxes or otherwise delivers the Notice of Conversion to the Corporation.

H. "Convertible Securities" shall have the meaning as defined in Article VIII, Section F(ii) of this Certificate of Designations.

I. "Conversion Shares" means such number of shares of Common Stock as shall be determined by dividing (i) the $1,000 Stated Value per share of Series A Preferred Stock, by (ii) the Series A Conversion Price per share, then in effect.

J. "Corporation" means the collective reference to (i) Rineon Resources, Inc., a Nevada corporation, and (ii) its successor in interest, Rineon Group, Inc., a British Virgin Islands corporation.

K. "Dilutive Issuance" shall have the meaning as defined in Article VIII, Section E of this Certificate of Designations.

L. "Holder" shall mean the collective reference to NatProv, its Affiliates or any one or more holder(s) of the Series A Preferred Stock.

M. "Issuance Date" means one (1) Business Day following the filing of this Series A Certificate of Designation with the Secretary of State of the State of Nevada.

N. "Majority Holders" means the Holders of a majority of the then outstanding shares of Series A Preferred Stock.

O. "Market Price" means, as of any Trading Day, (i) the average of the last reported sale prices for the shares of Common Stock on a national securities exchange which is the principal trading market for the Common Stock for the five (5) Trading Days immediately preceding such date as reported by Bloomberg or (ii) if no national securities exchange is the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as

reasonably determined in good faith by (A) the Board of Directors of the Corporation, or (B) at the option of a majority-in-interest of the holders of the outstanding Series A Preferred Stocks by an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Corporation. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder.

P. "NatProv" shall mean NatProv Holdings, Inc., a British Virgin Islands corporation.

Q. "NatProv Shareholder" shall mean John Greenwood.

R. "National Securities Exchange" means any one of the New York Stock Exchange, the NYSE Alternext Exchange, the NASDAQ Capital Market, the OTC Bulletin Board or any other national securities exchange in the United States where the Corporation's Common Stock may trade.

S. "Original Issue Price" means the sum of $1,000.00, representing the aggregate purchase price for each share of Series A Preferred Stock at the Stated Value.

T. "Options" shall have the meaning as defined in Article VIII, Section F(i) of this Certificate of Designations.

U "Preferred Stock Purchase Agreement" shall mean that certain Preferred Stock Purchase Agreement, dated as of April __, 2009, by and among the Corporation, the Rineon Principal Stockholder, NatProv and the NatProv Shareholder.

V. "Rineon Principal Stockholder" shall mean Dacey George Roney.

W. "Series A Preferred Stock" shall mean the 36,000 shares of Series A Preferred Stock authorized for issuance pursuant to this Certificate of Designation and issued to NatProv pursuant to the Preferred Stock Purchase Agreement.

X. "Sale of Control" shall mean the sale or transfer of all or substantially all of the assets or securities of the Corporation or any Subsidiary, whether by stock sale, asset sale, merger, consolidation or like combination, in any one or more series of transactions whereby control of the Board of Directors of the Corporation or any Subsidiary shall no longer be vested in the Persons who served as members of such Boards of Directors immediately prior to such transaction.

Y. "Series A Conversion Price" means at any one or more Conversion Date a price equal to 100% of the VWAP per share of Common Stock, as traded on any National Securities Exchange, for the twenty (20) Trading Days immediately prior to the Conversion Date, or such other dollar amount (or fraction thereof) into which such Series A Conversion Price may be adjusted pursuant to Article VIII of this Certificate.

Z. "Stated Value" means One Thousand Dollars ($1,000.00) per share of Series A Preferred Stock.

AA. "Trading Day" shall mean any day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.

BB. "VWAP" means the volume weighted average price per share of the Common Stock as reported by Bloomberg Reporting Service or other recognized stock market price reporting service.

III. DIVIDENDS

A Holders of Series A Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors of the Corporation. No cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock unless such cash dividend or distribution is likewise declared, paid or set apart for payment on the Series A Preferred Stock in an amount equal to the dividend or distribution that would be payable if all of the issued and outstanding shares of the Series A Preferred Stock had been fully converted into Common Stock on the day immediately prior to the date which shall be the earliest to occur of the declaration, payment, or distribution or such dividend.

B. Dividends on the Series A Preferred Stock are prior and in preference to any declaration or payment of any dividend or other distribution (as defined below) on any outstanding shares of Junior Securities (as hereinafter defined).

IV. CONVERSION

A. Optional Conversion

(i) Subject at all times to the provisions of Section A(iii) of this Article IV, Holders of Series A Preferred Stock may at their option convert all or any portion of their shares of Series A Preferred Stock into Common Stock of the Corporation at any time or from time to time (an "Optional Conversion").

(ii) In the event of any one or more Optional Conversions or any Automatic Conversion pursuant to this Article IV(A) (each a "Conversion") each share of Series A Preferred Stock shall be convertible into a number of fully paid and non-assessable shares of Common Stock determined in accordance with the following formula:

$$\frac{\text{The Original Issue Price}}{\text{Series A Conversion Price then in effect}}$$

(iii) Notwithstanding anything to the contrary, express or implied, contained in this Certificate of Designation, without the prior written consent of the Holder and the board of directors of the Corporation, the maximum number of shares of the Corporation's Common Stock that may be owned of record or beneficially at any point in time by any Holder of Series A Preferred Stock or any Affiliate of such Holder (whether upon conversion(s) of Series A Preferred Stock, open market purchases, other purchases of Corporation Common Stock, exercise of Options or conversion or any Convertible Securities, or any combination of the foregoing) shall not exceed an aggregate of 4.95% of the outstanding shares of the Corporation's Common Stock

B. Mechanics of Conversion. In order to effect an Conversion, a Holder of shares of Series A Preferred Stock shall: (i) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation (Attention: Secretary) and (ii) surrender or cause to be surrendered the original certificates representing the Series A Preferred Stock being converted (the "Series A Preferred Stock Certificates"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation. Upon receipt by the Corporation of a facsimile copy of a Notice of Conversion from a Holder, the Corporation shall promptly send, via facsimile, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number

of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Series A Preferred Stock Certificates are delivered to the Corporation as provided above, or the Holder notifies the Corporation that such Series A Preferred Stock Certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by Article XII. B hereof.

(i) Delivery of Common Stock Upon Conversion. Upon the surrender of Series A Preferred Stock Certificates accompanied by a Notice of Conversion, the Corporation (itself, or through its transfer agent, as appropriate) shall, no later than the later of (a) the fifth (5th) Business Day following the Conversion Date and (b) the Business Day immediately following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to Article XI B) (the "Delivery Period"), issue and deliver (i.e., deposit with a nationally recognized overnight courier service portage prepaid) to the Holder or its nominee (x) that number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock being converted and (y) a certificate representing the number of shares of Series A Preferred Stock not being converted, if any. Notwithstanding the foregoing, the Holder of Series A Preferred Stock shall, for all purposes, be deemed to be a record owner of that number of shares of Common Stock issuable upon conversion of those shares of Series A Preferred Stock set forth in the Conversion Notice as at the date of such Conversion Notice. In addition, if the Corporation's transfer agent is participating in the Depository Trust Corporation ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend (pursuant to the terms of the Securities Preferred Stock Purchase Agreement) and the Holder thereof is not then required to return such certificate for the placement of a legend thereon (pursuant to the terms of the Securities Preferred Stock Purchase Agreement), the Corporation shall cause its transfer agent to promptly electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Corporation shall deliver as provided above to the Holder physical certificates representing the Common Stock issuable upon conversion. Further, a Holder may instruct the Corporation to deliver to the Holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

(ii) Taxes. The Corporation shall pay any and all taxes that may be imposed upon it respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series A Preferred Stock.

(iii) No Fractional Shares. If any conversion of Series A Preferred Stock would result in the issuance of a fractional share of Common Stock (aggregating all shares of Series A Preferred Stock being converted pursuant to a given Notice of Conversion), such fractional share shall be payable in cash based upon the Series A Conversion Price per share, and the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be the next lower whole number of shares. If the Corporation elects not to, or is unable to, make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(iv) Conversion Disputes. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock in accordance with subparagraph (i) above as are not disputed. If such dispute involves the calculation of the Series A Conversion Price, and such dispute is not promptly resolved by discussion between the relevant Holder and the Corporation, the Corporation and the Holder shall submit their disputed calculations to an independent outside accountant via facsimile within three Business Days of receipt of the Notice of Conversion. The accountant, at the Corporation's sole expense, shall promptly audit the calculations and notify the Corporation and the Holder of the results no later than three Business Days from the date it

receives the disputed calculations. The accountant's calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

(v) Payment of Accrued Amounts. Upon conversion of any shares of Series A Preferred Stock, all amounts then accrued or payable on such shares under this Certificate of Designation (including, without limitation, all Dividends, if any) through and including the Conversion Date shall be paid by the Corporation in cash. In the event that the Corporation elects to effect a payment-in-kind, the number of fully paid and non-assessable shares of Common Stock due shall be determined in accordance with the following formula:

$$\frac{\text{All Amounts Accrued or Payable}}{\text{Series A Conversion Price}}$$

V. RESERVATION OF SHARES OF COMMON STOCK

A. Reserved Amount. Immediately following the Corporation's filing of an Amendment to its Certificate of Incorporation authorizing an increase to its authorized Common Stock, the Corporation shall reserve not less than 30,000,000 shares of its authorized but unissued shares of Common Stock for issuance upon conversion of the Series A Preferred Stock (including any shares that may be issuable in connection with the adjustment provisions of this Certificate of Designations), and, thereafter, the number of authorized but unissued shares of Common Stock so reserved (the "Reserved Amount") shall at all times be sufficient to provide for the full conversion of all of the Series A Preferred Stock (including any shares that may be issuable in connection with the adjustment provisions of this Certificate of Designations) outstanding or issuable upon conversion of Series A Preferred Stock, at the current Series A Conversion Price thereof, and any anticipated adjustments to such Series A Conversion Price.

B. Increases to Reserved Amount. During the period that the Corporation's Common Stock is not listed on any National Securities Exchange in the United States or abroad or the OTC Bulletin Board, the Corporation shall, twice annually, review the Reserved Amount for any stock splits, or adjustments on the Series A Preferred Stock, or similar situations to determine whether the Reserved Amount needs to be increased.

VI. RANK

All shares of the Series A Preferred Stock shall rank ***senior*** to (a) any other class or series of Preferred Stock of the Corporation now existing or hereafter created, (b) to all shares of the Corporation's Common Stock now existing or hereafter issued, and (c) any other class of securities which is specifically designated as junior to the Series A Preferred Stock (collectively, with the Common Stock, the "Junior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

VII. LIQUIDATION PREFERENCE

A. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, distributions to the stockholders of the Corporation shall be made in the following manner:

(i) Prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any Junior Securities, the Holders of Series A Preferred Stock by reason of their ownership of such stock, shall receive an amount equal to the sum of (x) $1,000.00 for each share

of Series A Preferred Stock then held by them (the "Initial Series A Liquidation Preference Price"), and (y) an amount equal to all unpaid dividends on the Series A Preferred Stock, if any. If upon the occurrence of a liquidation, dissolution or winding up of the Corporation the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full liquidation preference amount based on the Initial Series A Liquidation Preference Price, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(ii) In the event of any Sale of Control, in addition to the right of the Holder(s) of the Series A Preferred Stock to receive the Initial Series A Liquidation Preference Price, such Holder(s) shall also be entitled to participate with the holders of the Corporation's Common Stock in receipt of the consideration payable upon such Sale of Control to the extent 0.000099% of such consideration for each one (1) share of Series A Preferred Stock then owned by the Holder(s), or an aggregate of 4.95% of such consideration as to all 50,000 shares of Series A Preferred Stock.

B. After setting apart or paying in full the preferential amounts due pursuant to Section VII (A) above, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed to the holders of the Common Stock on a pro rata basis, based on the number of shares of Common Stock then held by each holder.

VIII. ADJUSTMENTS

The Series A Conversion Price and the number of Conversion Shares shall be subject to adjustment as follows:

A. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Shares issuable upon conversion of the Series A Preferred Stock will be proportionately increased and the Series A Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Corporation at any time combines (by any reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Shares issuable upon conversion of the Series A Preferred Stock will be proportionately reduced and the Series A Conversion Price in effect immediately prior to such combination will be proportionately increased.

B. [Intentionally Omitted].

C. Consolidation, Merger or Sale. In case of any consolidation of the Corporation with, or merger of the Corporation into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Corporation other than in connection with a plan of complete liquidation of the Corporation, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Holder of the Series A Preferred Stock will have the right to acquire and receive upon conversion of the Series A Preferred Stock in lieu of the shares of Common Stock immediately theretofore acquirable upon the conversion of the Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon conversion of the Series A Preferred Stock had such consolidation, merger or sale or conveyance not taken place. In any such case, the Corporation will make appropriate provision to insure that the provisions of this Article

VIII Section C hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the conversion of the Series A Preferred Stock. The Corporation will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Corporation) assumes by written instrument the obligations under this Article VIII Section C and the obligations to deliver to the Holder of the Series A Preferred Stock such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.

D. Distribution of Assets. In case the Corporation shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining shareholders entitled to such distribution (on an "as converted" basis, as though all Series A Preferred Stock had been converted into Common Stock immediately prior to the dividend declaration date), the Holder of the Series A Preferred Stock shall be entitled upon conversion of the Series A Preferred Stock for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the Holder had the Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such distribution.

E. Adjustment Due to Dilutive Issuance. If, at any time when any shares of Series A Preferred Stock are issued and outstanding, the Corporation issues or sells, or in accordance with this Article VIII is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the Series A Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance, the Series A Conversion Price will be reduced to the price determined by multiplying the Series A Conversion Price in effect immediately prior to the Dilutive Issuance by a fraction, (i) the numerator of which is an amount equal to the sum of (x) the number of shares of Common Stock Deemed Outstanding immediately prior to the Dilutive Issuance, plus (y) the quotient of the aggregate consideration, calculated as set forth in Article VIII, received by the Corporation upon such Dilutive Issuance divided by the Series A Conversion Price in effect immediately prior to the Dilutive Issuance, and (ii) the denominator of which is the Common Stock Deemed Outstanding immediately after the Dilutive Issuance; provided that only one adjustment will be made for each Dilutive Issuance. No adjustment to the Series A Conversion Price shall have the effect of increasing the Series A Conversion Price above the Series A Conversion Price in effect immediately prior to such adjustment.

F. Effect on Series A Conversion Price of Certain Events. For purposes of determining the adjusted Series A Conversion Price, the following will be applicable:

(i) Issuance of Rights or Options. If the Corporation in any manner issues or grants any warrants (other than the Warrants issued pursuant to the Preferred Stock Purchase Agreement), rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or Convertible Securities (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter collectively referred to in this Article VIII as "Options") and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the Series A Conversion Price on the date of issuance or grant of such Options, then the maximum total number of shares of Common Stock issuable upon the exercise of all such Options will, as of the date of the issuance or grant of such Options, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon the exercise of such Options" is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any,

payable to the Corporation upon the exercise of all such Options, plus, in the case of Convertible Securities (as hereinafter defined) issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion or exchange of Convertible Securities, if applicable). No further adjustment to the Series A Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

(ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any other series or classes of Preferred Stock (other than the Series A Preferred Stock) or other securities that are convertible into or exchangeable for Common Stock ("Convertible Securities"), whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the Series A Conversion Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Corporation for such price per share. For the purposes of the preceding sentence, the "price per share for which Common Stock is issuable upon such conversion or exchange" is determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Series A Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(iii) Change in Option Price or Conversion Rate. If there is a change at any time in (i) the amount of additional consideration payable to the Corporation upon the exercise of any Options; (ii) the amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange of any Convertible Securities; or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock (other than under or by reason of provisions designed to protect against dilution), the Series A Conversion Price in effect at the time of such change will be readjusted to the Series A Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

(iv) Treatment of Expired Options and Unexercised Convertible Securities. If, in any case, the total number of shares of Common Stock issuable upon exercise of any Option or upon conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such Option or to convert or exchange such Convertible Securities shall have expired or terminated, the Series A Conversion Price then in effect will be readjusted to the Series A Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

(v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes hereof will be the amount received by the Corporation therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the

Corporation in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Corporation will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation will be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any acquisition, merger or consolidation in which the Corporation is the surviving corporation, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined in good faith by the Board of Directors of the Corporation.

(G) Exceptions to Adjustments. Notwithstanding anything contained to the contrary in this Article VIII, no adjustment to the Series A Conversion Price or Conversion Shares pursuant to Section (E) of this Article VIII will be made:

(i) upon the issuance of shares of Common Stock or Options or Convertible Securities to eligible Persons pursuant to any stock or option plan duly adopted by the Board of Directors of the Corporation; or

(ii) upon the issuance of shares of Common Stock issuable upon the exercise of Options or conversion of Convertible Securities that are outstanding as of the date of filing of this Certificate of Designations.

(H) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Series A Conversion Price, then, and in each such case, the Corporation shall give notice thereof to the Holder of the Series A Preferred Stock, which notice shall state the Series A Conversion Price resulting from such adjustment and the increase or decrease in the number of Conversion Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by the Chief Financial Officer of the Corporation.

(I) Minimum Adjustment of Series A Conversion Price. No adjustment of the Series A Conversion Price shall be made in an amount of less than 1% of the Series A Conversion Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Series A Conversion Price.

(J) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the conversion of the Series A Preferred Stock, but the Corporation shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the average Market Price per share of the Common Stock for the five (5) Trading Days immediately prior to the date of such exercise.

(K) Other Notices. In case at any time:

(i) the Corporation shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;

(ii) the Corporation shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;

(iii) there shall be any capital reorganization of the Corporation, or reclassification of the Common Stock, or consolidation or merger of the Corporation with or into, or sale of all or substantially all its assets to, another corporation or entity;

(iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in each such case, the Corporation shall give to the Holder of the Series A Preferred Stock (a) notice of the date on which the books of the Corporation shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up of the Corporation, notice of the date (or, if not then known, a reasonable approximation thereof by the Corporation) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such notice shall be given at least thirty (30) days prior to the record date or the date on which the Corporation's books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

IX. VOTING RIGHTS

A. Class Voting Rights. Holders of the Series A Preferred Stock shall vote together as a separate class on all matters which impact the rights, value or conversion terms, or ranking of the Series A Preferred Stock, as provided herein.

B. No Other Voting Rights. Except as set forth in Section A of this Article IX, the Series A Preferred Stock shall not vote on any matter submitted to the stockholders of the Corporation and Holder(s) of the Series A Preferred Stock shall have no other voting rights.

X. MISCELLANEOUS

A. Cancellation of Series A Preferred Stock If any shares of Series A Preferred Stock are converted pursuant to this Series A Certificate of Designations, the shares so converted or redeemed shall be canceled, shall return to the status of authorized, but unissued Series A Preferred Stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

B. Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the lost, theft, destruction or mutilation of any Series A Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, the Series A Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Series A Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated Series A Preferred Stock Certificate(s) if the Holder contemporaneously requests the Corporation to convert such Series A Preferred Stock.

C Waiver Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series A Preferred Stock granted hereunder may be waived as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of the Majority Holders, unless a higher percentage is required by applicable law, in which case the written consent of the Holders of not less than such higher percentage of shares of Series A Preferred Stock shall be required.

D. Information Rights So long as shares of Series A Preferred Stock are outstanding, the Corporation will deliver to each Holder of Series A Preferred Stock (i) audited annual financial statements to the Holders of Series A Preferred Stock within 90 days after the end of each fiscal year; (ii) and unaudited quarterly financial statements within 45 days of the end of each fiscal quarter. To the extent that such information is electronically available on the Corporation's Form 10-K Annual Reports, Form 10-Q Quarterly Reports, Form 8-K Periodic Reports and Annual Reports to Shareholders, the Corporation need not separately furnish such documents to Holders of the Series A Preferred Stock.

E Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carries or by confirmed facsimile transmission, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party. The addresses for such communications are (i) if to the Corporation to Rineon Resources, Inc. 408 Royal Street, Imperial, Saskatchewan, Canada S0G 2J0, attn: Chief Executive Officer; and (ii) if to any Holder to the address set forth in the Preferred Stock Purchase Agreement, or such other address as may be designated in writing hereafter, in the same manner, by such person.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned declares under penalty of perjury under the laws of the State of Nevada that he has read the foregoing Certificate of Designation and knows the contents thereof, and that he is duly authorized to execute the same on behalf of the Corporation, this _ day of May 2009.

JUPITER RESOURCES, INC.

By: ______________________
Name: Darcy George Roney
Title: President

NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in order to Convert the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert __________ shares of Series A Convertible Preferred Stock (the "Conversion"), represented by Stock Certificate No(s). ______________ (the "Series A Preferred Stock Certificates"), into shares of common stock ("Common Stock") of National Holdings Corporation (the "Corporation") according to the conditions of the Certificate of Designation, Preferences and Rights of Series A Preferred Stock (the "Certificate of Designation"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any Each Series A Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

Except as may be provided below, the Corporation shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is ____________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer").

In the event of partial exercise, please reissue a new stock certificate for the number of shares of Series A Preferred Stock which shall not have been converted

.

The undersigned acknowledges and agrees that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of Series A Preferred Stock have been or will be made only pursuant to an effective registration of the transfer of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

Date of Conversion:
Applicable Series A Conversion Price: $________

Signature:
Name:

Address:

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number E0447522006-1
[signature]	Filing Number 20090381561-45
Secretary of State State Of Nevada	Filed On 04/30/2009
	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

JUPITER RESOURCES INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 is changed to read as follows:

1. Name of Corporation: RINEON GROUP, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 71.4%

4. Effective date of filing (optional): 4/30/09

(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the Office of	Business Number E0447522006-1
Ross Miller	Filing Number 20090289774-58
Secretary of State	Filed On 03/25/2009
State Of Nevada	Number of Pages 4

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
   Jupiter Resources Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Pursuant to Section 78.315 of the Nevada Revised Statutes, the undersigned President of Jupiter Resources, Inc., a corporation organized and existing under by virtue of the laws of the State of Nevada (the "Corporation"), does hereby certify:

That pursuant to written consents of the sole Director and a majority of the Shareholders of the Corporation dated March 18, 2009, the sole Director and the Shareholders holding a majority in interests of the outstanding shares of the Corporation approved the amendment to the Corporation's Certificate of Incorporation as follows:

See Attached.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 71.43%

4. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X [signature]

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 78.385 Amend 2007
Revised on: 01/01/07

CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
JUPITER RESOURCES, INC

Pursuant to Section 78.315 of the Nevada Revised Statutes, the undersigned President of Jupiter Resources, Inc., a corporation organized and existing under by virtue of the laws of the State of Nevada (the "Corporation"), does hereby certify:

That pursuant to written consents of the sole Director and a majority of the Shareholders of the Corporation dated March 18, 2009, the sole Director and the Shareholders holding a majority in interests of the outstanding shares of the Corporation approved the amendment to the Corporation's Certificate of Incorporation as follows:

FIRST: Article FOURTH of the Certificate of Incorporation of the Corporation is amended in its entirety to read as follows:

"FOURTH:

A. AUTHORIZED

The aggregate number of shares of all classes of capital stock that the Corporation shall have authority to issue shall be Eighty Five Million (85,000,000) shares, consisting of:

(1) Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share ("Preferred Stock"); and

(2) Seventy Five Million (75,000,000) shares of common stock, par value $0.001 per share ("Common Stock").

B. PREFERRED STOCK

1. Powers and Rights of Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may be determined from time to time by the Board of Directors, each such series to be distinctly designated. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative. The voting rights, if any, of each series and the preferences and relative, participating, optional other special rights of each series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular series of Preferred Stock so designated by the Board of Directors, the voting powers of stock of such series, if any, and the designations, preferences and relative,

participating, optional and other special rights and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

(a) The rate and times at which, and the terms and conditions on which, dividends on Preferred Stock of such series will be paid;

(b) The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of other classes or series of stock of the Corporation and the terms and conditions for such conversion or exchange, including provision for adjustment of the conversion price or rate in such events as the Board of Directors shall determine;

(c) The redemption price or prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may by redeemed; and

(d) The rights of the holders of Preferred Stock of such series upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation.

Shares of one or more series of Preferred Stock may be authorized or issued in an aggregate amount not exceeding the total number of shares of Preferred Stock authorized by this Certificate of Incorporation, from time to time as the Board of Directors shall determine, and for such lawful consideration as shall be fixed by the Board of Directors.

C. COMMON STOCK. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

(a) The powers, preferences and rights of the holders of the Common Stock, and the qualifications, limitations and restrictions thereof, shall be in all respects identical.

(b) The holders of shares of Common Stock shall not have cumulative voting rights.

(c) Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if

declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

(d) In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive, in proportion to the number of shares held by them, the assets and funds of the Corporation available for distribution to holders of Common Stock after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding.

(e) No holder of shares of Common Stock shall be entitled to preemptive or subscription rights."

IN WITNESS WHEREOF, the undersigned, being the President of the Corporation, has executed this Certificate of Amendment as of March 18, 2009.

JUPITER RESOURCES, INC.

By: [signature]
Darcy George Roney, President

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the Office of	Business Number E0447522006-1
Dean Heller	Filing Number 20060381946-39
Secretary of State	Filed On 06/15/2006
State Of Nevada	Number of Pages 3

ABOVE SPACE IS FOR OFFICE USE ONLY

1. ***Name of Corporation:***	JUPITER RESOURCES INC.
2. ***Resident Agent Name and Street Address:*** *(must be a Nevada address where process may be served)*	EMPIRE STOCK TRANSFER INC. Name 7251 WEST LAKE MEAD BLVD SUITE 300 — Street Address; LAS VEGAS — City; Nevada 89128 — Zip Code Optional Mailing Address; City; State; Zip Code
3. ***Shares:*** *(number of shares corporation authorized to issue)*	Number of shares with par value: 75,000,000 Par value: $ .001 Number of shares without par value:
4. ***Names & Addresses, of Board of Directors/Trustees:*** *(attach additional page there is more than 3 directors/trustees)*	1. EDISON HO Name 358 HOSPITAL STREET — Street Address; NEW WESTMINSTER — City; BC — State; V3L 3L4 — Zip Code 2. Name Street Address; City; State; Zip Code 3. Name Street Address; City; State; Zip Code
5. ***Purpose:*** *(optional-see instructions)*	The purpose of this Corporation shall be:
6. ***Names, Address and Signature of Incorporator.*** *(attach additional page there is more than 1 incorporator)*	LEAH FINKE Name; Signature 7251 WEST LAKE MEAD BLVD SUITE 300 — Address; LAS VEGAS — City; NV — State; 89128 — Zip Code
7. ***Certificate of Acceptance of Appointment of Resident Agent:***	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company; 6/14/2006 — Date

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION

OF

JUPITER RESOURCES INC.

FIRST. The name of the corporation is Jupiter Resources Inc.

SECOND. The registered office of the corporation in the State of Nevada is located at 7251 West Lake Mead Blvd Suite 300, Las Vegas, NV 89128. The corporation may maintain an office, or offices, in such other places within or without the State of Nevada as may be from time to time designated by the Board of Directors or the By-Laws of the corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this corporation is formed are to engage in any lawful activity.

FOURTH. The total number of common stock authorized that may be issued by the Corporation is seventy five million (75,000,000) shares of common stock with a par value of one tenth of one cent ($0.001) per share and no other class of stock shall be authorized. The corporation may from time issue said shares for such consideration as the Board of Directors may fix.

FIFTH. The governing board of the corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to fewer than one (1). The first Board of Directors shall be one (1) in number and the name and post office address of this Director is:

Name:	Edison Ho
Address:	358 Hospital Street New Westminster BC V3L 3L4

SIXTH. The capital stock of the corporation, after the amount of the subscription price or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

Name:	Leah Finke
Address:	7251 West Lake Mead Blvd Suite 300 Las Vegas, Nevada 89128

EIGHTH. The Resident Agent for this corporation shall be Empire Stock Transfer Inc. The address of the Resident Agent and the registered or statutory address of this corporation in the State of Nevada shall be: 7251 West Lake Mead Blvd Suite 300 Las Vegas, NV 89128.

NINTH. The corporation is to have perpetual existence.

TENTH. The Board of Directors shall adopt the initial By-laws of the corporation. The Board of Directors shall also have the power to alter, amend or repeal the By-laws, or to adopt new By-laws, except as otherwise may be specifically provided in the By-laws.

ELEVENTH. The Board of Directors shall have the authority to open bank accounts and adopt banking resolutions on behalf of the corporation.

TWELFTH. No Director or Officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a Director or Officer involving any act or omission of any such Director or Officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a Director or Officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitations on the personal liability of a Director or Officer of the corporation for acts or omissions prior to such repeal or modification.

THIRTEENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, the undersigned, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this June 14, 2006.

Leah Finke
Incorporator